Exhibit 99.1

NEWS RELEASE

Xenon Pharmaceuticals Provides Update on Partnered Program with Neurocrine Biosciences

Phase 2 Proof-of-Concept Study of NBI-921352 in Patients with Focal Onset Seizures Failed to Demonstrate Meaningful Reduction in Seizure Frequency

VANCOUVER, British Columbia, November 9, 2023 – Xenon Pharmaceuticals Inc. (Nasdaq:XENE), a neurology-focused biopharmaceutical company, announced that its partner, Neurocrine Biosciences, Inc., reported today that the Phase 2 clinical trial evaluating NBI-921352 in adult patients with focal onset seizures (FOS) failed to demonstrate meaningful reduction in seizure frequency. Neurocrine Biosciences guided that no further development with NBI-921352 in FOS is planned at this time.

Mr. Ian Mortimer, Xenon’s President and Chief Executive Officer, stated, “Although we are disappointed with the outcome of this clinical trial in focal onset seizures, we are grateful to the study participants and investigators, as well as our partner Neurocrine for running this proof-of-concept study. We intend to work closely with Neurocrine to review the data in depth to understand any potential implications for the second ongoing study with NBI-921352 in SCN8A-developmental epileptic encephalopathy. Neurocrine also continues to advance a pre-clinical dual selective Nav1.2/1.6 inhibitor as part of our collaboration.”

About Xenon Pharmaceuticals Inc.

Xenon Pharmaceuticals (NASDAQ:XENE) is a clinical stage biopharmaceutical company committed to developing innovative therapeutics to improve the lives of patients with neurological disorders. We are advancing a novel product pipeline of neurology therapies to address areas of high unmet medical need, with a focus on epilepsy. For more information, please visit www.xenon-pharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and Canadian securities laws. These forward-looking statements are not based on historical fact and include statements regarding the timing of and potential results from clinical trials; and the potential efficacy, safety profile, future development plans, addressable market, regulatory success and commercial potential of collaborators’ product candidates. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of our or our collaborators’ product candidates; promising results from pre-clinical development activities or early clinical trial results may not be replicated in later clinical trials; our ongoing discovery and pre-clinical efforts may not yield additional product candidates; any of our or our collaborators’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of competition; the impact of expanded product development and clinical activities on operating expenses; the impact of new or changing laws and regulations; the impact of pandemics, epidemics and other public health crises on our research and clinical development plans and timelines and results of operations, including impact on our clinical trial sites, collaborators, regulatory agencies and related review times, and contractors who act for or on our behalf; the impact of unstable economic conditions in the general domestic and global economic markets; adverse conditions from geopolitical events; as well as the other risks identified in our filings with the Securities and Exchange Commission and the securities commissions in British Columbia, Alberta, and Ontario. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“Xenon” and the Xenon logo are registered trademarks or trademarks of Xenon Pharmaceuticals Inc. in various jurisdictions. All other trademarks belong to their respective owner.

Investor/Media Contact:

Jodi Regts
Xenon Pharmaceuticals Inc.
Phone: 604.484.3353
Email: investors@xenon-pharma.com